--------------------------------------------------------------------------------
 As filed with the Securities and Exchange Commission on November 25, 1998 -
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              DONNELLY CORPORATION
             (Exact name of registrant as specified in its charter)

           Michigan                                     38-0493110
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

               49 West Third Street, Holland, Michigan 49423-2813
               (Address of Principal Executive Offices) (Zip Code)

            Donnelly Corporation 1998 Employees' Stock Purchase Plan
                            (Full Title of the Plan)

       Maryam Komejan, 49 West Third Street, Holland, Michigan 49423-2813
                    (Name and address of agent for service)



                          Copies of Communications to:
                             William J. Lawrence III
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000


                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                              Proposed              Proposed
           Title of                                            Maximum               Maximum
       Securities to be              Amount to be          Offering Price           Aggregate             Amount of
          Registered                  Registered            Per Share(2)         Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------------------
Class A Common Stock
($.10 Par Value)                   300,000 Shares(1)          $15.1875             $4,556,250              $1,345
========================================================================================================================

(1) Represents the number of shares of Common Stock authorized for issuance under the Donnelly Corporation 1998 Employees' Stock Purchase Plan (the "Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.
(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $15.1875 per share, the average of the high and low sales prices for the Common Stock of Donnelly Corporation on the New York Stock Exchange on November 20, 1998, in accordance with Rule 457(h).


Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Company's Annual Report on Form 10-K for the year ended June 27, 1998, which has been filed by the Company with the Commission (File No. 1-9716), is incorporated herein by reference. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report on Form 10-K are incorporated herein by reference. All other reports or documents filed by the Company pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The consolidated financial statements of Donnelly Corporation and subsidiaries as of June 27, 1998 and June 28, 1997, and for each of the years in the three-year period ended June 27, 1998, have been incorporated in this Registration Statement by reference in reliance upon the report, also incorporated in this Registration Statement by reference, of BDO Seidman LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

     The description of the Company's Class A Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Articles of Incorporation of the Company provide that its directors and officers are to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA"). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The MBCA specifically provides that it is not the exclusive source of indemnity. As a result, the Company adopted individual indemnification agreements with its directors. Approved by the Company's shareholders, the indemnification agreements provide a contractually enforceable right, upon which written notice, for prompt indemnification, except that indemnification is not required where: (i) indemnification is provided under an insurance policy, except for amounts in excess of insurance coverage; (ii) a director is entitled to indemnification by reason of having given notice of any circumstance which might give rise to a claim under any policy of insurance, the terms of which have expired prior to the effective date of the indemnity agreement; (iii) indemnification is provided by the Company outside of the agreement; (iv) the claim for indemnity is based upon or attributable to any transaction involving: intentional misconduct or a knowing violation of law, a violation of Section 551(1) or any successor provision of the MBCA, or from which the director derived an improper personal benefit; (v) the claim involved a violation of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of state law; or (vi) indemnification by the Company is otherwise prohibited by applicable law. In the case of a derivative or other action by or in the right of the Company where a director is found liable, indemnity is predicted on the determination that indemnification is nevertheless appropriate, by: majority vote of a committee of two or more disinterested directors appointed by the Board of Directors; independent legal counsel in a written opinion; or the court in which the claim is litigated, whichever the indemnitee chooses. The protection provided by the indemnification agreements is broader than that under the MBCA, where indemnification in such circumstances is available only where specifically authorized by the court where the claim is litigated.

     In addition to the available indemnification, the Company's Articles of Incorporation, as amended, limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by the Company or its shareholders resulting from certain negligent acts or omissions.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     Reference is made to the Exhibit Index which appears on page S-5.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
          (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holland, State of Michigan, on the 16th day of October, 1998.

                                     DONNELLY CORPORATION


                                     By   /s/ J. Dwane Baumgardner
                                          J. Dwane Baumgardner, President and
                                          Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Dwane Baumgardner and Maryam Komejan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on October 16, 1998, by the following persons in the capacities indicated.



/s/ J. Dwane Baumgardner                      /s/ B. Patrick Donnelly, III
J. Dwane Baumgardner, Director                B. Patrick Donnelly, III, Director

/s/ Arnold F. Brookstone                      /s/ Joan E. Donnelly
Arnold F. Brookstone, Director                Joan E. Donnelly, Director

/s/ John A. Borden                            /s/ Thomas E. Leonard
John A. Borden, Director                      Thomas E. Leonard, Director

/s/ R. Eugene Goodson                         /s/ Gerald T. McNeive, Jr.
R. Eugene Goodson, Director                   Gerald T. McNeive, Jr., Director

/s/ Donald R. Uhlmann                         /s/ Scott E. Reed
Donald R. Uhlmann, Director                   Scott E. Reed, Senior Vice
                                              President and Chief Financial
                                              Officer

/s/ Rudolph B. Pruden                         /s/ Ronald L. Winowiecki
Rudolph B. Pruden, Director                   Ronald L. Winowiecki, Corporate
                                              Controller and Chief Accounting
                                              Officer


::ODMA\PCDOCS\GRR\212674\1

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:




Exhibit 4          Donnelly Corporation 1998 Employees' Stock Purchase Plan

Exhibit 5          Opinion of Varnum, Riddering, Schmidt & Howlett LLP

Exhibit 23(a)      Consent of BDO Seidman LLP

Exhibit 23(b) Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in Exhibit 5)

Exhibit 24         Power of Attorney - included on page S-4 hereof

EXHIBIT 4



                              DONNELLY CORPORATION

                       1998 EMPLOYEES' STOCK PURCHASE PLAN

                                TABLE OF CONTENTS

                                                                            Page

1.       Purpose...............................................................1

2.       Committee to Administer...............................................1

3.       Eligibility...........................................................1

4.       Stock Available for Plan..............................................2

5.       Effective Dates.......................................................2

6.       Participation.........................................................2

7.       Payroll Deductions and Lump Sum Payments..............................3

8.       Changes in Payroll Deduction..........................................3

9.       Termination of Participation; Withdrawal of Funds.....................3

10.      Purchase of Shares....................................................4

11.      Registration of Certificates..........................................4

12.      Rights on Retirement, Death, or Termination of Employment.............4

13.      Rights Not Transferable...............................................5

14.      Application of Funds..................................................5

15.      Amendment of the Plan.................................................5

16.      Termination of the Plan...............................................5

17.      Governmental Regulations..............................................5

                              DONNELLY CORPORATION
                       1998 EMPLOYEES' STOCK PURCHASE PLAN


     1. Purpose. The purpose of the Donnelly Corporation 1998 Employees' Stock Purchase Plan (the "Plan") is to provide employees of Donnelly Corporation (the "Company") and the "Participating Subsidiaries" (as herein defined) with a further inducement to continue their employment with the Company or the Participating Subsidiaries and to encourage such employees to increase their efforts to promote the best interests of the Company and to promote employee ownership of the Company by permitting them to purchase shares of Class A Common Stock, par value $0.10 per share (the "Stock") of the Company, at a price less than the market price thereof, under such circumstances that the purchase qualifies as the exercise of an option granted under an employee stock purchase plan, as defined by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, the term "Company" does not include any subsidiaries of the Company. This Plan may be adopted by the board of directors of any subsidiary corporation (as defined in Section 424(f) of the Code), and upon such adoption and with the approval of the committee described in Section 2, such corporation shall be deemed to be one of the "Participating Subsidiaries."

     2. Committee to Administer Plan. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three members. The Board of
Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

     3. Eligibility. Participation under the Plan shall be open to all active employees (the "Eligible Employees") of the Company or the Participating Subsidiaries except (a) employees who have been continuously employed by the Company, and/or a Participating Subsidiary, and/or a joint venture at least 50% owned by the Company for less than one (1) month at the beginning of an Option Period (as hereinafter defined); (b) employees whose customary employment by the Company, and/or a Participating Subsidiary, and/or a joint venture at least 50% owned by the Company is twenty (20) hours or less per week; and (c) employees whose customary employment by the Company, and/or a Participating Subsidiary, and/or a joint venture at least 50% owned by the Company is for not more than five (5) months in a calendar year. Participation under the Plan for employees of a joint venture at least 50%-owned by the Company, shall be open only upon their active service with the Company and/or a Participating Subsidiary. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan (a) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Sections 423(b)(3) and 424(d) of the Code) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiary corporations (as defined by Section 424(f) of the Code); or (b) which permit such employee to purchase stock under this Plan and any other employee stock purchase plan of the Company and its subsidiary corporations (as defined by Section 424(f) of the Code) at option prices aggregating more than $25,000 in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

     4. Stock Available for Plan. Purchase of Stock pursuant to and on behalf of this Plan for delivery under this Plan may be made out of the Company's presently or hereafter authorized but unissued Stock, or out of shares of Stock now or hereafter held in treasury by the Company, or from outstanding shares of Stock, or partly out of each, as determined by the Committee. The maximum number of shares of Stock which may be purchased under the Plan is 300,000 shares, subject, however, to adjustment as hereinafter set forth. In the event the Company shall, at any time after the effective date of the Plan, change its issued Stock into an increased number of shares of Stock, with or without par value, through a Stock dividend or split of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then effective with the record date for such change, the maximum number of shares of Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such Stock dividend or split up of shares, or proportionately decreased in the case of such combination of shares. In the event of any other change affecting Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

     5. Effective Dates. This Plan shall become effective on the date that the Plan has been adopted by the Company's Board of Directors and approved by the shareholders of the Company at a duly called meeting or any adjournment thereof. The first Option Period under the Plan shall commence on a date selected by the Board of Directors. A new Option Period shall commence on the first day of each calendar quarter year of the Company and end on the last day of each such calendar quarter year; provided, however, that the Board of Directors may redetermine the term of an Option Period hereunder.

     6. Participation. An employee who is a participant in the Donnelly Corporation 1987 Employees' Stock Purchase Plan (the "1987 Plan") on January 1, 1999, will automatically participate in this Plan as of such date. In addition, an employee of the Company or a Participating Subsidiary who is an Eligible Employee at or prior to the first day of any Option Period may become a Participant as of such date by (a) completing and forwarding a payroll deduction authorization form (the "Authorization") to the Eligible Employee's appropriate payroll location, by the 15th day of the month ending the Option Period; and/or
(b) completing and forwarding a lump sum payment form furnished by the Company accompanied by payment to the Company in the amount of the lump sum to be credited to the Eligible Employee's Purchase Account, by the 15th day of the month prior to the month ending the Option Period. The Authorization will direct a regular payroll deduction from the Participant's compensation to be made on each of the Participant's pay dates occurring during each Option Period in which he or she is a Participant. The term "Authorizations" as used herein includes Authorizations as defined in and filed pursuant to the 1987 Plan.

     7. Payroll Deductions and Lump Sum Payments. The Company and its Participating Subsidiaries may maintain payroll deduction accounts for all of their respective employees who are Participants and who have filed Authorizations for Payroll Deduction. Payments made by Participants, whether by payroll deduction, lump sum payment or dividend reinvestment, shall be credited to the Participant's Stock Purchase Account (the "Purchase Account"). No amounts other than payroll deductions, lump sum payments, and dividend reinvestments authorized under this Plan may be credited to a Participant's Purchase Account. A Participant may authorize a payroll deduction in any amount not less than $10 for each pay date, but not more than a maximum of 10% of the Participant's gross earnings (before withholding or other deductions) with respect to which payments are to be made to him or her by the Company or the Participating Subsidiary on such pay date. A Participant may make one lump sum payment in any Option Period in any amount not less than $25, but not more than a maximum of 10% of the Participant's gross earnings for the immediately preceding Option Period (before withholding or other deductions) payable as wages, salary and bonus compensation by the Company or the Participating Subsidiary. In the event a Participant makes payments for credit to his or her Purchase Account through both payroll deductions and lump sum payments, the total of all such payments during any Option Period shall not exceed 10% of the Participant's gross earnings for wages, salary and bonus compensation payable by the Company during the immediately preceding Option Period. In no event shall payments of any kind for credit to a Purchase Account by or on behalf of any Participant aggregate more than $25,000 in any calendar year.

     8. Changes in Payroll Deduction. Payroll deductions may be made for each Participant in accordance with the Participant's Authorization and shall continue until the Participant's participation terminates, the Authorization is revised or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant's payroll deduction within the limits specified in Section 7 by filing a new Authorization by the 15th day of the month ending the Option Period.

     9. Termination of Participation - Withdrawal of Funds. A Participant may for any reason at any time on written notice given to the Company prior to the Participant's last pay date in any Option Period elect to terminate his or her participation in the Plan, except with respect to funds deposited as one or more lump sum payments in the current calendar quarter, and thereafter may permanently draw out the balance accumulated in his or her Purchase Account, less the amount of such lump sum payment(s). Lump sum payments may not be withdrawn in the quarter in which they are made. Upon any termination by a Participant of participation, he or she shall cease to be a Participant. His or her Authorization shall be revoked insofar as subsequent payroll deductions are concerned, and the amount to his or her credit in his or her Purchase Account, and not payable in respect of the exercise of any option to purchase Stock theretofore granted under the Plan, as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded to the former Participant. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again only during the calendar year of the Company following the calendar year of the Company in which such termination and withdrawal of funds occurred, except that an Eligible Employee who has terminated participation in the Plan in the last quarter of the Company's calendar year may not thereafter begin participation in the Plan again until the second calendar year of the Company following the calendar year of such termination. Partial withdrawals of funds will not be permitted.

     10. Purchase of Shares. Each Participant during each Option Period under this Plan will be granted an option as of the "Purchase Date" (as herein defined) for the purchase of as many shares of Stock, including partial shares, as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. The purchase price for each share of Stock purchased shall be 85 percent of the fair market value of a share of Stock on the "Purchase Date" (as herein defined). If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. The term "Purchase Date" shall be the last business day of the Option Period. If, as of each Purchase Date, the Participant's Purchase Account contains funds, the Participant shall be deemed to have exercised an option to purchase shares at the purchase price, the Participant's Purchase Account shall be charged for the amount of the purchase, and an entry shall be made to the Participant's account maintained by the Company's transfer agent. As of each subsequent Purchase Date when funds have again accrued in the Participant's Purchase Account, shares will be purchased in the same manner.

     If the shares are listed on an established stock exchange or exchanges, Fair Market Value per share shall be the closing sale price on such exchange or exchanges on the day the option is granted or, if no sale of the shares shall be made on any stock exchange on that day, the next preceding day on which there was a sale of shares. If the shares are not listed on such a stock exchange or exchanges, the Fair Market Value per share shall be the closing sale price as reported by the National Association of Securities Dealer Automated Quotation System ("NASDAQ") on the day the option is granted or, if there are no sales reported by the NASDAQ on that date, the next preceding day on which there was a sale reported by NASDAQ.

     11. Registration of Certificates. Upon the request of a Participant during participation in the Plan, and upon a Participant's termination of participation, a stock certificate representing the full number of shares of Stock owned by such Participant under the Plan shall be issued and delivered to the Participant. Fractional share interests shall be paid in cash to the Participant. Certificates may be registered only in the name of the Participant or the names of the Participant and his or her spouse.

     12. Rights on Retirement, Death, or Termination of Employment. In the event of a Participant's retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time and the balance in the Participant's Purchase Account shall be paid to the Participant or, in the event of the Participant's death, to the Participant's estate.

     13. Rights Not Transferable. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

     14. Application of Funds. All funds received or held by the Company or a Participating Subsidiary under this Plan may be used by the Company or such Participating Subsidiary for any corporate purpose.

     15. Amendment of the Plan. The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of the Company's shareholders, no amendment shall be made (a) increasing the number of shares approved for this Plan (other than as provided in Section 4), (b) decreasing the Purchase Price per share, (c) withdrawing the administration of this Plan from the Committee, (d) changing the designation of the class of employees eligible to receive options under the Plan, or (e) which would render options granted under the Plan unqualified for special tax treatment under the Code.

     16. Termination of the Plan. Unless sooner terminated as hereinafter provided, this Plan shall terminate on January 1, 2009. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded.

     17. Governmental Regulations. The Company's obligation to sell and deliver Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock. If at any time shares of Stock deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

                                    EXHIBIT 5




                                November 23, 1998



Donnelly Corporation
49 West Third Street
Holland, Michigan 49423-2813

         Re: Registration Statement on Form S-8 Relating to the Donnelly Corporation 1998 Employees' Stock Purchase Plan

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Donnelly Corporation, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 300,000 shares of the Company's Class A common stock, par value $0.10 per share, for issuance pursuant to the Company's 1998 Employees' Stock Purchase Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 300,000 shares covered by the Registration Statement, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP

                  /s/ Varnum, Riddering, Schmidt & Howlett LLP

                                  EXHIBIT 23(a)


Consent of Independent Certified Public Accountants


Donnelly Corporation
Holland, Michigan

We hereby consent to the incorporation by reference in this Registration Statement of Donnelly Corporation for its 1998 Employees' Stock Purchase Plan, of our reports dated August 6, 1998, relating to the combined consolidated financial statements and schedules of Donnelly Corporation appearing in the Company's Annual Report on Form 10-K for the year ended June 27, 1998.

We  also  consent  to  the  reference  to us as  experts  in  this  Registration
Statement.


                                   /s/ BDO Seidman, LLP

Grand Rapids, Michigan
November 25, 1998